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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                                          , 1999

Big Flower Holdings, Inc.,
  3 East 54th Street,
    New York, New York 10022.

             Re:  Big Flower Holdings, Inc. - Registration
                  Statement (No.    -     ) on Form S-4
                  -----------------------------------------------------

Dear Sirs:

    We have acted as counsel to Big Flower Holdings, Inc. ("Big Flower") in connection with the proposal to exchange each share of common stock of Big Flower for cash, PIK preferred stock and warrants of Big Flower, as described in
the Registration Statement (No.    -     ) on Form S-4 (the "Registration
Statement") filed by the Company. We hereby confirm to you our opinion as set forth in the Registration Statement under the caption "United States Federal Income Tax Considerations."

    We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                          Very truly yours,